Exhibit A

First Trust Dow Jones Select MicroCap IndexSM Fund
First Trust Morningstar® Dividend LeadersSM Index Fund
First Trust NASDAQ-100 Equal Weighted IndexSM Fund
First Trust NASDAQ-100-Technology Sector IndexSM Fund
First Trust US Equity Opportunities ETF (fka US IPO)
First Trust NYSE Arca Biotechnology Index Fund
First Trust Capital Strength ETF
First Trust Dow Jones Internet IndexSM Fund
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund
First Trust NASDAQ® Clean Edge® Green Energy Index Fund
First Trust Total US Market AlphaDEX ETF
First Trust Value Line® Dividend Fund
First Trust S&P REIT Index Fund
First Trust Natural Gas ETF
First Trust Water ETF
First Trust Chindia ETF
First Trust Value Line® 100 Exchange-Traded Fund
First Trust NASDAQ® ABA Community Bank Index Fund
First Trust Dorsey Wright People’s Portfolio ETF
First Trust Dow 30 Equal Weight ETF
First Trust Lunt U.S. Factor Rotation ETF
FT Cboe Vest Gold Strategy Quarterly Buffer ETF
FT Cboe Vest Gold Strategy Target Income ETF

Updated: February 25, 2021